EXHIBIT 21.1

                         Subsidiaries of the Registrant


                                               Jurisdiction of Incorporation
   Subsidiaries of NN, Inc.                       or Organization
 ----------------------------                  -----------------------------

The Delta Rubber Company                          Connecticut

Industria. Molding GP, LLC                        Delaware

Industria. Molding LP, LLC                        Tennessee

NN Europe ApS                                     Denmark

Kugelfertigung Eltmann GmbH                       Germany

Euroball S.p.A.                                   Italy

NN Euroball Ireland, Ltd.                         Ireland

NN Mexico LLC                                     Delaware

NN Arte S De R.L. De D.V.                         Mexico

NN Netherlands B.V.                               The Netherlands

NN Holdings B.V.                                  The Netherlands

NN Solvakia                                       Zilina, Slovak Republic

NN Precision Bearing Products Company, Ltd.       The People's Republic of China